UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Southwestern Energy Company

(Name of Registrant as Specified In Its Charter)

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Your Vote Counts!
SOUTHWESTERN ENERGY COMPANY 2023 Annual Meeting Vote by May 17, 2023 11:59 PM ET

SOUTHWESTERN ENERGY COMPANY ATTN: MELISSA D. MCCARTY 10000 ENERGY DRIVE SPRING, TX 77389

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You invested in SOUTHWESTERN ENERGY COMPANY and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 18, 2023.

Get informed before you vote

View the Annual Report, Notice & Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 4, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors
Nominees:
1a.	John D. Gass	For
1b.	S. P. “Chip” Johnson IV	For
1c.	Catherine A. Kehr	For
1d.	Greg D. Kerley	For
1e.	Jon A. Marshall	For
1f.	Patrick M. Prevost	For
1g.	Anne Taylor	For
1h.	Denis J. Walsh III	For
1i.	William J. Way	For
2.	Non-binding advisory vote to approve the compensation of our Named Executive Officers for 2022 (Say-on-Pay).	For
3.	Non-binding advisory vote to approve the frequency of future Say-on-Pay votes.	Year

4.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	For

5.	Proposal to approve an amendment to our Certificate of Incorporation to lower the ownership threshold for shareholders to call a special meeting.	For
6.	Proposal to approve an amendment to our Certificate of Incorporation to provide for exculpation of officers.	For
7.	To consider a shareholder proposal regarding ratification of termination pay, if properly presented at the Annual Meeting.	Against

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